                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    Form 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 of 15(d) of
                      The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 10, 1996


                      DAIRY MART CONVENIENCE STORES, INC.
                      -----------------------------------
             (Exact name of registrant as specified in its charter)



     Delaware                        0-12497                 04-2497894
     --------                        -------                 ----------
(State of Other Jurisdiction    (Commission File Number)    (IRS Employer
 of Incorporation)                                          Identification
                                                            Number)


One Vision Drive, Enfield, Connecticut          06082
- ---------------------------------------         -----
(Address of Principal Executive Offices)       (Zip Code)


Registrant's telephone number, including area code: (203) 741-4444


                                      N/A
                                      ---
         (Former name of former address, if changed since last report.)
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Item 5.  Other Events
         ------------

     On July 3, 1996, a Stipulation of Settlement (the "Settlement") was filed with the Delaware Court of Chancery (the "Court") in connection with a shareholder derivative action (the "Action") captioned Kahn v. Dairy Mart Convenience Stores (C.A. 12489) in which the Company was named as a nominal defendant. The Action, brought on behalf of the Company, alleged that certain individual defendants breached their contractual and fiduciary duties in authorizing the Company to pay certain expenses of a management group in connection with a failed leveraged buyout of the Company in 1989.

     Under the terms of the Settlement, the Company's insurance carrier will pay to the Company, on behalf of the individual defendants, the sum of $850,000.
The Settlement further provides that the plaintiffs in such action intend to apply for an award of attorney's fees and expenses in an amount not to exceed $240,000, which amount would be paid from such $850,000.

     The Settlement is subject to Court approval, after notice to shareholders which is expected to be mailed shortly.
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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, Dairy Mart Convenience Stores, Inc. has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                             DAIRY MART CONVENIENCE
                                             STORES, INC.

Date:  July 10, 1996

                                             By: /s/ Gregory G. Landry
                                                -------------------------
                                                    Gregory G. Landry
                                                    Its Executive Vice President
                                                    and Chief Financial Officer